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                                                                     EXHIBIT 3.1

                              THE STATE OF TEXAS

                              SECRETARY OF STATE


                       CERTIFICATE OF RESTATED ARTICLES
                               OF INCORPORATION
                                      OF

                          TRAVIS BOATS & MOTORS, INC.


The undersigned, as Secretary of State of Texas, hereby certifies that the attached Restated Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Restated Articles of Incorporation.

Dated:      December 14, 1995

Effective:  December 14, 1995


                                           /s/     ANTONIO O. GARZA, JR.
                                         ---------------------------------------
                                                   Antonio O. Garza, Jr.
                                                    Secretary of State
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                          TRAVIS BOATS & MOTORS, INC.

                       RESTATED ARTICLES OF INCORPORATION



     Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, Travis Boats & Motors, Inc., a Texas corporation (the "Corporation"), hereby adopts these Restated Articles of Incorporation (the "Restated Articles"), which accurately reflect the original Articles of Incorporation and all amendments thereto that are in effect to date (collectively, the "Original Articles") and as further amended by such Restated Articles as hereinafter set forth and which contain no other change in any provision thereof.

                                   ARTICLE I
                                   ---------

     The name of the Corporation is Travis Boats & Motors, Inc.

                                   ARTICLE II
                                   ----------

     The Original Articles are amended by these Restated Articles as follows:
(a) Article Four is amended in its entirety to decrease the par value of the common stock of the Corporation from $0.10 to $0.01, to increase the number of authorized shares of preferred stock from 10,000 to 1,000,000, to decrease the par value of the preferred stock of the Corporation from $100.00 to $0.01 and to vest in the Board of Directors the authority to issue preferred stock in one or more series and to set the designations, rights and preferences of the preferred stock; (b) Article Seven is amended in its entirety to change the number of directors of the Corporation from six to seven; (c) Article Eight of the Original Articles is deleted in its entirety and a new Article Eight is added to deny preemptive rights; (d) Article Nine is added to prohibit cumulative voting;
(e) Article Ten is added regarding transactions between the Corporation and its directors or officers; (f) Article Eleven is added to state indemnification provisions; (g) Article Twelve is added to address required voting percentages;
(h) Article Thirteen is added to limit director liability; (i) Article Fourteen is added to permit written consents by shareholders; (j) Article Fifteen is added regarding special meetings of shareholders; and (k) Article Sixteen is added regarding adoption, revision and repeal of bylaws.
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                                  ARTICLE III
                                  -----------

     Each such amendment made by the Restated Articles has been effected in conformity with the provisions of the Texas Business Corporation Act and the Restated Articles and each amendment made by the Restated Articles were duly adopted by the shareholders of the Corporation December ___ 1995.

                                   ARTICLE IV
                                   ----------

     The number of shares outstanding was 2,012,624, all of which were entitled to vote on the Restated Articles as so amended. Shareholders representing all of the outstanding shares of each class of capital stock have signed a written consent to the adoption of such restated articles of incorporation as so amended pursuant to Article 9.10 and any written notice required by Article 9.10 has been given.

                                   ARTICLE V
                                   ---------

     The Original Articles are hereby superseded by the following Restated Articles, which accurately copy the entire text thereof as amended as set forth above:


                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          TRAVIS BOATS & MOTORS, INC.



                                  ARTICLE ONE
                                  -----------

     The name of the Corporation is Travis Boats & Motors, Inc.

                                  ARTICLE TWO
                                  -----------

     The period of its duration is perpetual.

                                 ARTICLE THREE
                                 -------------

     The purpose or purposes for which the Corporation is organized are the transaction of any and all lawful business for which a corporation may be incorporated under the Texas Business Corporation Act.

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                                  ARTICLE FOUR
                                  ------------

     The aggregate number of shares which the Corporation shall have the authority to issue is 51,000,000 shares, consisting of (i) 50,000,000 shares of common stock, $0.01 par value, and (ii) 1,000,000 shares of preferred stock, $0.01 par value.

     The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the Corporation:

                                  COMMON STOCK

     (1) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

     (2) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

     (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

                                PREFERRED STOCK

     (4) Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights,

                                       3
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including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

          (a)  The designation of such series;

          (b) The number of shares initially constituting such series;

          (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof, and the other terms and conditions, if any, applicable to dividends on shares of such series;

          (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

          (e) The rights of the holders of shares of such series (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding up) in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation;

                                       4
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          (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

          (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;

          (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

          (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

          (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

          (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.

     (5) Except as otherwise required by law or in any resolution of the Board of Directors creating any series of Preferred Stock, the holders of shares of Preferred Stock and all series thereof who are entitled to vote shall vote together with the holders of shares of Common Stock, and not separately by class.

                                  ARTICLE FIVE
                                  ------------

     The Corporation will not commence business until it has received consideration of the value of $1,000.00, consisting of money, labor done or property actually received, for the issuance of its shares.

                                  ARTICLE SIX
                                  -----------

     The street address of the Corporation's registered office is 13045 Research Boulevard, Austin, Texas 78750, and the name of its registered agent at that address is Mark T. Walton.

                                       5
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                                 ARTICLE SEVEN
                                 -------------

     The number of directors shall be set forth in the bylaws of the Corporation and, until amended, shall be five. The name and address of each director is:

     Mark T. Walton             13045 Research Boulevard, Austin, Texas  78750
     E.D. Bohls                 13045 Research Boulevard, Austin, Texas  78750
     Joseph E. Simpson          13045 Research Boulevard, Austin, Texas  78750
     Robert C. Siddons          13045 Research Boulevard, Austin, Texas  78750
     Ron Spradling              13045 Research Boulevard, Austin, Texas  78750

                                 ARTICLE EIGHT
                                 -------------

     No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation,
(b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the Corporation.


                                  ARTICLE NINE
                                  ------------

     Cumulative voting for the election of directors is expressly denied and prohibited.

                                  ARTICLE TEN
                                  -----------

     No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

          (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

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          (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.

                                 ARTICLE ELEVEN
                                 --------------

     The Corporation shall have the power and authority to indemnify any person to the fullest extent permitted by law.

                                 ARTICLE TWELVE
                                 --------------

     Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Twelve shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these articles of incorporation; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and (d) any voluntary dissolution of the Corporation.

     Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

     Except as otherwise provided in this Article Twelve or as otherwise required by the Texas Business Corporation Act or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on, and voted for or against, at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

     Nothing contained in this Article Twelve is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically

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required by the other provisions of these articles of incorporation, the bylaws of the Corporation, or by the Texas Business Corporation Act or other applicable law.

                                ARTICLE THIRTEEN
                                ----------------

     To the fullest extent permitted by applicable law, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Thirteen does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

          (a) a breach of the director's duty of loyalty to the Corporation or its shareholders;

          (b) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

          (c) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

          (d) an act or omission for which the liability of a director is expressly provided by an applicable statute.

     Any repeal or amendment of this Article Thirteen by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Thirteen, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act. The foregoing provisions of this Article Thirteen shall not authorize the elimination or limitation of the liability of a director of the Corporation for any act or omission occurring prior to August 31, 1987.

                                ARTICLE FOURTEEN
                                ----------------

     Any action which may be taken, or which is required by law or the Articles of Incorporation or bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

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                                 ARTICLE FIFTEEN
                                 ---------------

     A special meeting of the shareholders of the Corporation may only be called by the President or Board of Directors of the Corporation or the holders of not less than 25 percent of all the shares entitled to vote at the proposed special meeting or by such other person or persons as may be so authorized by the bylaws of the Corporation.

                                ARTICLE SIXTEEN
                                ---------------

     The power to amend or repeal the Corporation's bylaws and to adopt new bylaws shall be reserved exclusively to the Board of Directors of the Corporation.

                                   ARTICLE VI
                                   ----------

     The foregoing change of the par value of the Corporation's Common Stock from $0.10 per share to $0.01 per share reduces the Corporation's stated capital from $201,262.40 to $20,126.24.

                                 EXECUTED as of ____________, 1995.


                                 TRAVIS BOATS & MOTORS, INC.



                                 By: ___________________________________
                                        Mark T. Walton, President

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